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                                                                     Exhibit 5.1
                        [JENKENS & GILCHRIST LETTERHEAD]




FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway
Suite 1300
Irving, Texas 75062

         Re:      Registration Statement on Form S-3 (File No. 333-_____)

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 of FelCor Lodging Trust Incorporated (formerly FelCor Suite Hotels, Inc.), a Maryland corporation (the "Company"), filed with the Securities and Exchange Commission, and the prospectus contained therein (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, 273,646 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"). The shares of Common Stock may be issued by the Company to the holders of 273,646 units of limited partner interest ("Units") of FelCor Lodging Limited Partnership (formerly FelCor Suites Limited Partnership), a Delaware limited partnership, if and to the extent that such holders redeem Units for shares of Common Stock("Redemption Shares").

We have examined copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Amendment and Restatement, as amended and supplemented to date, the Bylaws, as amended to date, and minutes of applicable meetings of the stockholders and the Board of Directors of the Company, or written consents in lieu of such meetings, together with such other corporate records, certificates of public officials and of officers of the Company as we have deemed relevant for the purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, and having regard to the legal considerations which we deem relevant, it is our opinion that all necessary corporate actions have been taken to authorize the issuance of the Redemption Shares in accordance with the Registration Statement. If and when the



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FelCor Lodging Trust Incorporated
August 31, 1998
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Redemption Shares are issued, sold and delivered in accordance with the
Registration Statement and as contemplated by and for the consideration stated in the authorizing resolutions, the Redemption Shares will be legally issued, fully paid and nonassessable.

We hereby consent to the inclusion in the Registration Statement of this opinion as Exhibit 5.1 thereto and to the reference to us under the caption "Legal Matters" in the prospectus which constitutes a part of the Registration Statement referred to above. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                  Sincerely,

                                  JENKENS & GILCHRIST,
                                  a Professional Corporation



                                  By: /s/ ROBERT W. DOCKERY
                                     -------------------------------------------
                                     Robert W. Dockery, Authorized Signatory